UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 18, 2021

MODULAR MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49671	87-0620495
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16772 W. Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

858-800-3500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 ).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ellen O’Connor Vos as a Director

On May 18, 2021, the board of directors of Modular Medical, Inc. (the “Company”) appointed Ellen O’Connor Vos to be a member of the Company’s board of directors.

Ms. Vos, who is 65, has served as a member of VosHealth LLC since November 2020. Prior to that, she served as the president and chief executive officer of the Muscular Distrophy Association from October 2017 to November 2020. Previously, Ms. Vos had been chief executive officer of ghg | greyhealth group from 1996 to 2017, and she has been a champion of using digital capabilities to improve the public health. Ms. Vos also serves on the board of OptimizeRX Corporation, a publicly-traded digital health company, and the Jed Foundation, a leading nonprofit dedicated to protecting the emotional health of college students, and was a founding board member of MMRF, a pioneering cancer research foundation. Ms. Vos holds a B.S. in nursing from Alfred University.

In connection with her appointment and service as a non-employee director, Ms. Vos has entered into the Company’s standard form of indemnification agreement. The Company also awarded Ms. Vos an initial option to purchase 50,000 shares of common stock of the Company vesting over three years, with one-third of the shares subject to the option vesting on each one-year anniversary of the date of grant.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000, and in which either of Ms. Vos had, or will have, a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Ms. Vos and any other person pursuant to which Ms. Vos was selected as a director of the Company.

Adoption of Outside Director Compensation Plan

On May 18, 2021, the board of directors also approved the Company’s standard outside (non-employee) director compensation plan (the “Plan”). Pursuant to the Plan, outside directors will be paid the following annual retainers:

•	$30,000 for service as a member of the board of directors;
•	$5,000 for service as chair of the audit committee; and
•	$5,000 for service as chair of the compensation committee.

The retainers will be paid in quarterly installments in either cash or in shares of common stock of the Company, as directed by each director based on an annual election. In addition, under the Plan, each director will also receive an annual service equity award of $100,000 paid in quarterly installments in either options to purchase shares of the Company’s common stock or shares of the Company’s common stock, as directed by each director based on an annual election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Modular Medical, Inc.

Date: May 24, 2021	/s/ Paul M. DiPerna
Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer